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Exhibit 23.1

Consent of KPMG LLP

The Board of Directors
NeoPharm, Inc.:

        We consent to the use of our report dated March 11, 2003, with respect to the balance sheet of NeoPharm, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year then ended, incorporated herein by reference.

                      /s/ KPMG LLP

Chicago, Illinois
April 15, 2003

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  Exhibit 23.1